EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Michael C. Gazmarian Chief Financial Officer and Treasurer Insteel Industries, Inc. 336-786-2141, Ext. 3020

INSTEEL INDUSTRIES ANNOUNCES FILING OF APPLICATION
TO LIST ON THE NASDAQ NATIONAL MARKET

MOUNT AIRY, N.C., August 9, 2004 – Insteel Industries, Inc. (OTC Bulletin Board: IIIN) today announced that it had filed an application with The NASDAQ Stock Market, Inc. (“NASDAQ”) to make its common stock eligible for quotation on the NASDAQ National Market System (“NASDAQ NMS”). The application process is currently expected to be completed in six to eight weeks. Following the anticipated approval by NASDAQ, the Company’s common stock would continue to be quoted under the symbol “IIIN.” During the period the application is under review, Insteel’s common stock will continue to trade on the OTC Bulletin Board under its current symbol “IIIN.”

There can be no assurance as to the timing of any NASDAQ action with respect to the Company’s application or that the Company’s common stock will ultimately become eligible for quotation on the NASDAQ NMS.

Insteel Industries is one of the nation’s leading manufacturers of wire products. The Company manufactures and markets concrete reinforcing and industrial wire products for a broad range of construction and industrial applications.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s current assumptions and expectations regarding the occurrence of future actions or events. Such statements are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain words such as “expects,” “plans,” “believes,” “will,” “estimates,” “intends,” and other words of similar meaning that do not relate strictly to historical or current facts. Forward-looking statements are subject to various risks and uncertainties that include, but are not limited to, those risk factors that are discussed in the Company’s latest Form 10-K and subsequent periodic filings with the Securities and Exchange Commission that could cause actual results to differ materially from those projected, stated or implied by such statements.

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1373 BOGGS DRIVE / MOUNT AIRY, NORTH CAROLINA 27030 / 336-786-2141 / FAX 336-786-2144